  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 4, 2019

IWeb Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121/34, RS Tower, 8th Floor

Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District,

Bangkok, Thailand

 (Address of principal executive offices)

+662-248-2436

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Explanatory Note

IWEB, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to amend its Current Report on Form 8-K, initially filed with the Securities and Exchange Commission on June 10, 2019 (the “Original 8-K”). The purpose of this Amendment is to correct the share ownership of Mr. Ratanaphon Wongnapachant referenced below, to clarify that he is a 98% shareholder of OBON Thailand, instead of the sole shareholder of OBON Thailand, as of the date identified on the Original 8-K.

This Amendment reports events as of the filing date of the Original 8-K and does not reflect events that may have occurred subsequent to the original filing date, and except as described above, no other changes have been made to the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On June 4, 2019, One Belt One Network Holdings Limited, a British Virgin Island company (the “OBON BVI”) and 70% owned subsidiary of IWEB, Inc. (the “Company”), OBON Corporation Company Limited, a Thailand Company (the “OBON Thailand”) and Ratanaphon Wongnapachant, a Thai citizen, a major shareholder of the Company, our Chairman and Chief Executive Officer, and a 98% shareholder of OBON Thailand, entered into the following agreements, or collectively, the “Variable Interest Entity or VIE Agreements,” pursuant to which OBON BVI has contractual rights to control and operate the business of OBON Thailand (the “VIE”). OBON Thailand currently has no business or operations and was established as our VIE for our future business expansion and development in Thailand, which imposes certain restrictions on foreign invested companies.

The VIE Agreements are as follows:

1) Exclusive Technology Consulting and Service Agreement by and between OBON BVI and OBON Thailand. Pursuant to the Exclusive Technology Consulting and Service Agreement, OBON BVI agreed to act as the exclusive consultant of OBON Thailand and provide technology consulting and services to OBON Thailand. In exchange, OBON Thailand agreed to pay OBON BVI a technology consulting and service fee, the amount of which is decided by OBON BVI on the basis of the work performed and commercial value of the services, and the fee amount is to be equivalent to the amount of net profit before tax of OBON Thailand on a quarterly basis; provided that the minimum amount of which shall be no less than THB30,000 (approximately $951) per quarter. Without the prior written consent of OBON BVI, OBON Thailand may not accept the same or similar technology consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be OBON BVI’s sole and exclusive property. The term of this agreement will expire on June 3, 2029 and may be extended unilaterally by OBON BVI with OBON BVI's written confirmation prior to the expiration date. OBON Thailand cannot terminate the agreement early unless OBON BVI commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

2) Exclusive Purchase Option Agreement by and among OBON BVI, OBON Thailand and Ratanaphon Wongnapachant. Pursuant to the Exclusive Purchase Option Agreement, Ratanaphon Wongnapachant granted to OBON BVI and any party designated by OBON BVI the exclusive right to purchase at any time during the term of this agreement all or part of the equity interests in OBON Thailand, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Mr. Wongnapachant for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to a power of attorney executed by Mr. Wongnapachant, he irrevocably authorized any person appointed by OBON BVI to exercise all shareholder rights, including but not limited to voting on his behalf on all matters requiring approval of OBON Thailand’s shareholder, disposing of all or part of the shareholder's equity interest in OBON Thailand, and electing, appointing or removing directors and executive officers. The person designated by OBON BVI is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Mr. Wongnapachant. The power of attorney will remain in force for so long as Mr. Wongnapachant remains the shareholder of OBON Thailand. Mr. Wongnapachant has waived all the rights which have been authorized to OBON BVI’s designated person under power of attorney.

3) Equity Pledge Agreement by and among OBON BVI, OBON Thailand and Ratanaphon Wongnapachant. Pursuant to the Equity Pledge Agreement, Mr. Wongnapachant pledged all of the Equity Interests to OBON BVI to secure the full and complete performance of the obligations and liabilities on the part of OBON Thailand and him under this and the above contractual arrangements. If OBON Thailand or Mr. Wongnapachant breaches their contractual obligations under these agreements, then OBON BVI, as pledgee, will have the right to dispose of the pledged equity interests. Mr. Wongnapachant agrees that, during the term of the Equity Pledge Agreement, he will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and he also agrees that OBON BVI’s rights relating to the equity pledge should not be prejudiced by the legal actions of the shareholder of OBON Thailand, his successors or designees. During the term of the equity pledge, OBON BVI has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreement will terminate on the second anniversary of the date when OBON Thailand and Mr. Wongnapachant have completed all their obligations under the contractual agreements described above.

As a result of the above contractual arrangements, OBON BVI has substantial control over OBON Thailand’s daily operations and financial affairs, election of its senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of OBON Thailand, the Company, via OBON BVI, is entitled to consolidate the financial results of OBON Thailand in its own consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: October 30, 2019	By:	/s/ Wai Hok Fung
Wai Hok Fung
President